Exhibit 5.1

ALSTON&BIRD LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

404-881-7000

Fax: 404-881-7777

www.alston.com

February 12, 2008

Security Bank Corporation

4219 Forsyth Road

Macon, Georgia 31210

Re: Rights Offering of Common Stock to Shareholders of Security Bank Corporation

Ladies and Gentlemen:

We are acting as counsel to Security Bank Corporation, a Georgia corporation (the “Company”), in connection with the issuance by the Company to its shareholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company (the “Rights Offering”). Pursuant to the Rights Offering, up to 5,319,148 shares (the “Rights Shares”) of Common Stock may be issued and sold by the Company upon exercise of the Rights. The Company has filed a shelf Registration Statement on Form S-3 (Commission File No. 333-148698) (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) to effect the registration of the Rights and the Rights Shares under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a base prospectus and a final prospectus supplement (collectively, the “Prospectus”) to be furnished to the shareholders of the Company in connection with the Rights Offering. The Rights and the Rights Shares are collectively referred to herein as the “Securities.”

As counsel to the Company, we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have assumed that the resolutions authorizing the Company to issue, offer and sell the Securities are, and will be, in full force and effect at all times at which any Securities are offered or sold by the Company. We have also assumed that the Company has been duly organized and is validly existing as a corporation under the laws of the State of Georgia. We have relied upon the statements contained in the Registration Statement and statements of officers of the Company, and we have made no independent investigation with regard thereto. We have assumed that (1) the Registration Statement and any amendment thereto will have become effective (and will remain effective at the time of the issuance of the Securities thereunder) and (2) the Prospectus describing the Securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission.

Bank of America Plaza 101 South Tryon Street, Suite 4000 Charlotte, NC 28280-4000 704-444-1000 Fax: 704-444-1111	90 Park Avenue New York, NY 10016 212-210-9400 Fax: 212-210-9444	3201 Beechleaf Court, Suite 600 Raleigh, NC 27604-1062 919-862-2200 Fax: 919-862-2260	601 Pennsylvania Avenue, N.W. North Building, 10th Floor Washington, DC 20004-2601 202-756-3300 Fax: 202-756-3333

February 12, 2008

Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Rights Shares have been authorized by all necessary corporate action of the Company and, when issued and delivered in accordance with the terms of the Rights Offering against payment of the consideration for the Rights Shares upon exercise of the Rights as contemplated by the Prospectus, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Georgia Business Corporation Code of the State of Georgia, including the applicable provisions of the Georgia Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company relating to the Registration Statement, and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part of such Registration Statement. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Alston & Bird LLP